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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statement of First Horizon Pharmaceutical Corporation (the "Company") No. 333-117943, 333-108451, 333-89624, 333-40856 and 333-39106 on Form S-8 and in Amendment No. 1 to Registration Statement No. 333-114054 on Form S-3 of our reports dated March 11, 2005, relating to the consolidated financial statements and financial statement schedule of the Company and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of First Horizon Pharmaceutical Corporation for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia March 11, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM